     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2002
                                                   REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            KEY ENERGY SERVICES, INC.
                Co-registrants are listed on the following pages.
             (Exact name of registrant as specified in its charter)

         MARYLAND                        1381                  04-2648081
(State or other jurisdiction       (Primary Standard        (I.R.S. Employer
     of incorporation or       Industrial Classification   Identification No.)
       organization)                 Code Number)

                                   6 DESTA DRIVE
                               MIDLAND, TEXAS 79705
                                  (915) 620-0300

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 FRANCIS D. JOHN
                              400 SOUTH RIVER ROAD
                          NEW HOPE, PENNSYLVANIA 18938
                                 (215) 862-7900
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                    COPIES TO:
        JACK D. LOFTIS, JR.                           SAMUEL N. ALLEN
     KEY ENERGY SERVICES, INC.                    PORTER & HEDGES, L.L.P.
       400 SOUTH RIVER ROAD                      700 LOUISIANA, 35TH FLOOR
   NEW HOPE, PENNSYLVANIA 18938                    HOUSTON, TEXAS 77002
         (215) 862-7900                               (713) 226-0600

                                 ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

                         CALCULATION OF REGISTRATION FEE
  ====================================== ======================================= ===============================
                                                    PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                    AGGREGATE OFFERING                       AMOUNT OF
       SECURITIES TO BE REGISTERED                      PRICE(1)                       REGISTRATION FEE(3)
  -------------------------------------- --------------------------------------  -------------------------------
  Debt Securities(2)..................
  Common Stock, par value $.10 per
  share...............................
  Preferred Stock(2)..................
  Warrants(2).........................
  Guarantees of Debt Securities (4)...
  ====================================== ======================================= ===============================
       Total..........................                $500,000,000                           $46,000
  ====================================== ======================================= ===============================

---------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate initial offering price of all securities issued from time to time pursuant to this registration statement will not exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies.
(2) There are being registered hereunder an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Common Stock and Preferred Stock and an indeterminate number of Warrants, including Debt Securities, Common Stock, Preferred Stock and Warrants issuable on conversion, redemption, repurchase, exchange or exercise of the Debt Securities, Preferred Stock or Warrants registered hereunder or pursuant to any applicable antidilution provisions. If any Debt Securities are issued at an original issue discount, then the principal amount of such Debt Securities being registered hereunder shall be such principal amount as shall result in an aggregate initial offering price of up to $500,000,000.
(3) Pursuant to Rule 429, this registration statement contains a combined prospectus that relates to the Registrant's Common Stock, Debt Securities, Preferred Stock and Warrants registered on Registration Statement No. 333-67667 on Form S-4 filed by the Registrant on November 20, 1998 (the "Earlier Registration Statement") pursuant to which $21,351,186 remains to be issued. Fees totaling $5,935.00 covering the previously registered securities were paid by the Registrant upon filing the Earlier Registration Statement and, pursuant to Rule 457(p), will be used to offset the registration fees for this registration statement.
(4)  Pursuant to Rule 457(n), no separate fee for the guarantees is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                         TABLE OF ADDITIONAL REGISTRANTS
                    UNDER REGISTRATION STATEMENT ON FORM S-4

         The following subsidiaries of Key Energy Services, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:

                                              JURISDICTION OF         I.R.S.
  NAME                                         INCORPORATION      IDENTIFICATION
  ----                                        ---------------     --------------
  Brooks Well Servicing, Inc.                    Delaware           75-2739749
  Dawson Production Acquisition Corp.            Delaware           52-2022906
  Dawson Production Management, Inc.             Delaware           76-0525388
  Dawson Production Partners, L.P.               Delaware           76-0525389
  Dawson Production Taylor, Inc.                 Delaware           52-2045563
  Kalkaska Oilfield Services, Inc.               Michigan           38-3083604
  Key Energy Drilling, Inc.                      Delaware           22-3363468
  Key Energy Services -- California, Inc.        Delaware           22-3617958
  Key Energy Services -- South Texas, Inc.       Delaware           22-3594553
  Key Four Corners, Inc.                         Delaware           22-3530274
  Key Rocky Mountain, Inc.                       Delaware           22-3530272
  Odessa Exploration Incorporated                Delaware           06-1377021
  Watson Oilfield Service & Supply, Inc.         Delaware           22-3582713
  Well-Co Oil Service, Inc.                       Nevada            75-2513771
  WellTech Eastern, Inc.                         Delaware           38-3283245
  WellTech Mid-Continent, Inc.                   Delaware           73-1532154
  Yale E. Key, Inc.                                Texas            75-1074929

                   SUBJECT TO COMPLETION, DATED MARCH 6, 2002

--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

--------------------------------------------------------------------------------

PROSPECTUS

                                    KEY LOGO


                                  $500,000,000

                            KEY ENERGY SERVICES, INC.

                                  Common Stock
                                 Debt Securities
                                 Preferred Stock
                                    Warrants

                                   -----------

         This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. This means we may offer and sell, from time to time, the common stock, debt securities, preferred stock and warrants covered by this prospectus, in one or more offerings, to people from whom we acquire assets, businesses or securities.

         We will provide a prospectus supplement each time we issue securities, if necessary. The prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

         Our common stock is listed and traded on the New York Stock Exchange under the symbol "KEG."

           PLEASE READ AND CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 3 IN THIS PROSPECTUS.

--------------------------------------------------------------------------------

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------



                  This prospectus is dated ____________, 2002.

         YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                                TABLE OF CONTENTS


        SECTION                                                          PAGE
        -------                                                          ----
         About This Prospectus..............................................1
         Key Energy Services, Inc...........................................1
         Ratio of Earnings to Fixed Charges.................................2
         Risk Factors.......................................................3
         Forward-Looking Statements.........................................8
         Where You Can Find More Information................................9
         Selling Security Holders And Plan Of Distribution.................10
         Description of Debt Securities....................................10
         Description of Capital Stock......................................17
         Description of Warrants...........................................18
         Legal Matters.....................................................18
         Experts...........................................................19

                              ABOUT THIS PROSPECTUS

         This prospectus covers up to $500.0 million of our common stock, debt securities, preferred stock and warrants that we may issue from time to time in connection with any asset acquisition, stock acquisition, merger, consolidation or securities exchange offer. Persons receiving securities in distributions pursuant to exchange offers, mergers or consolidations may be required to complete and submit letters of transmittal and other documentation customary in those types of transactions, all of which will be described in the applicable prospectus supplement. This prospectus may also be used by those people to resell the securities we issue to them. We expect to determine the terms of any acquisitions by direct negotiations with the persons from whom the assets, businesses or securities are acquired. The securities we issue in each transaction will be valued at prices reasonably related to market prices, either when an agreement for the acquisition is entered into, or when we deliver the securities.

         The terms of each acquisition and the amount and specific terms of the particular securities to be issued will be set forth in a prospectus supplement that will be delivered together with this prospectus. We expect that any shares of our common stock that we issue to the owners of companies, businesses or assets that we acquire will be valued at a price reasonably related to the current market value of our common stock either at the time an agreement is reached or when we deliver the shares. Other types of securities will be valued on the basis of applicable factors, which may include our credit rating, prevailing interest rates and the extent to which the securities can be converted into our common stock or otherwise may reflect our equity value. Any debt securities, preferred stock or warrants may, but are not expected to be, listed on any securities exchange.

                            KEY ENERGY SERVICES, INC.

         Based on available industry data, we are the largest onshore, rig-based well servicing contractor in the world. We provide a complete range of well services to major oil companies and independent oil and natural gas production companies, including:

         o rig-based well maintenance, workover, completion, and recompletion services (including horizontal recompletions);

         o     oilfield trucking services; and

         o     ancillary oilfield services.

         We conduct well servicing operations onshore internationally in Argentina and in Ontario, Canada and in the following regions of the continental United States:

         o Gulf Coast (including South Texas, Central Gulf Coast of Texas and South Louisiana);

         o     Permian Basin of West Texas and Eastern New Mexico;

         o Mid-Continent (including the Anadarko, Hugoton and Arkoma Basins and the ArkLaTex region);

         o Four Corners (including the San Juan, Piceance, Uinta and Paradox Basins);

         o     Eastern (including the Appalachian, Michigan and Illinois
               Basins);

         o Rocky Mountains (including the Denver-Julesberg, Powder River, Wind River, Green River and Williston Basins); and

         o     California (the San Joaquin Basin).

         We are also a leading onshore drilling contractor and we conduct land drilling operations in a number of major domestic producing basins, as well as in Argentina and in Ontario, Canada. In addition to our other businesses, we also produce and develop oil and natural gas reserves in the Permian Basin region and Texas Panhandle.

         We have built our leadership position in part through the acquisition of small, regional well service companies. We have also implemented a strategy, which has also contributed to our position within the industry, to:

         o     improve our balance sheet and reduce our level of debt;

         o build strong customer relationships by offering a broad range of equipment and services that will meet most of our customer's needs at the wellsite;

         o maximize utilization of our rig fleet by actively refurbishing our rigs and related equipment; and

         o train and professionally develop our employees, with an emphasis on safety.

         Our principal executive offices are located at 6 Desta Drive, Midland, Texas 79705, and our phone number is (915) 620-0300.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of our earnings to fixed charges for each of the periods indicated is as follows:

                                                                                    SIX MONTHS
                                                                                      ENDED
                                                                                    DECEMBER 31,
                             FISCAL YEAR ENDED JUNE 30,                               2001
       -----------------------------------------------------------------------    --------------
          1997              1998           1999          2000           2001
          ----              ----           ----          ----           ----
          2.52              2.61           ____          ____           2.67           3.97


         For these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance expenses and the portions of rentals and lease obligations representative of the interest factor. For the years ended June 30, 1999 and 2000, earnings were insufficient to cover fixed charges by $78.9 million and $28.0 million, respectively. There was no preferred stock outstanding for any of the periods shown above.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS DESCRIBED BELOW AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR SECURITIES. OTHER RISKS FACING OUR COMPANY OR RELATED TO EACH OFFERING MAY ALSO BE INCLUDED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND WE URGE YOU TO READ CAREFULLY ANY ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE YOU MAKE YOUR DECISION TO INVEST IN OUR SECURITIES.

OUR BUSINESS IS DEPENDENT ON CONDITIONS IN THE OIL AND NATURAL GAS INDUSTRY, ESPECIALLY THE CAPITAL EXPENDITURES OF OIL AND NATURAL GAS COMPANIES.

         The demand for our services is primarily influenced by current and anticipated oil and natural gas prices. Prices for oil and natural gas historically have been extremely volatile and have reacted to changes in the supply of and demand for oil and natural gas (including changes resulting from the ability of the Organization of Petroleum Exporting Countries to establish and maintain production quotas for oil prices), domestic and worldwide economic conditions and political instability in oil producing countries. Weakness in oil and natural gas prices may cause lower rates and lower utilization of available well service equipment. In addition, when oil and natural gas prices are weak, fewer wells are drilled, resulting in less drilling and less maintenance work for us. Additional factors that affect demand for our services include:

         o the level of development, exploration and production activity of, and corresponding spending by, oil and natural gas companies;

         o     oil and natural gas production costs;

         o     government regulation; and

         o     conditions in the worldwide oil and natural gas industry.

         In addition, we anticipate prices for oil and natural gas will continue to be volatile and affect the demand for and pricing of our services. Reductions in oil and natural gas prices can result in a reduction in the trading prices and value of our securities, even if the reduction in oil and natural gas prices does not affect our business generally. However, a material decline in oil or natural gas prices or activities over a sustained period of time could materially adversely affect the demand for our services and, therefore, our results of operations and financial condition.

         Periods of diminished or weakened demand for our services have occurred in the past. Since the end of the first quarter of fiscal 2002 and continuing through the third quarter, we have experienced a decrease in the demand for our services. We believe this trend is due to an overall weakening of demand for onshore well services, which is attributable to lower prices for oil and natural gas and general economic uncertainty. If these conditions continue, or worsen, they could have a material adverse effect on our financial condition and results of operations. In light of these and other factors relating to the oil and natural gas industry, our historical operating results may not be indicative of future performance.

AN ECONOMIC DOWNTURN MAY ADVERSELY AFFECT OUR BUSINESS

         The United States economy is currently believed to be in a recession. An economic downturn may cause reduced demand for petroleum-based products and natural gas. In addition, many oil and natural gas production companies often reduce or delay expenditures to reduce costs, which in turn may cause a reduction in the demand for our services during these periods. According to industry data, in July 2001, there were approximately 1,293 active drilling rigs in North America. As of December 2001, the number of active drilling rigs had been reduced to 928. The number of active drilling rigs may be indicative of demands for services such as those we provide. If the economic environment worsens, our business may be further adversely impacted.

OUR BUSINESS INVOLVES CERTAIN OPERATING RISKS, WHICH ARE PARTIALLY SELF-INSURED, AND OUR INSURANCE MAY NOT BE ADEQUATE TO COVER ALL LOSSES OR LIABILITIES WE MIGHT INCUR IN OUR OPERATIONS.

         Our operations are subject to many hazards and risks, including the following:

         o     blow-outs;

         o     reservoir damage;

         o     loss of well control;

         o     cratering;

         o     fires;

         o accidents resulting in serious bodily injury and the loss of life or property;

         o     pollution and other damage to the environment; and

         o     liabilities from accident or damage by our fleet of trucks.

         If these hazards occur they could result in suspension of operations, damage to or destruction of our equipment and the property of others and injury or death to personnel.

         We self insure a significant portion of these liabilities. For losses in excess of our self-insurance limits, we maintain insurance from unrelated commercial carriers. However, our insurance may not be adequate to cover all losses or liabilities that we might incur in our operations. There can be no assurance that our insurance will adequately protect us against liability from all of the hazards of our business. Moreover, we also are subject to the risk that we may not be able to maintain or obtain insurance of the type and amount we desire at a reasonable cost. If we were to incur a significant liability for which we were not fully insured it could have a material adverse effect on our financial position and results of operations.

WE ARE SUBJECT TO THE ECONOMIC, POLITICAL AND SOCIAL INSTABILITY RISKS OF DOING BUSINESS IN CERTAIN FOREIGN COUNTRIES.

We have investments and may make additional investments in Argentina and other foreign countries. As a result, we are exposed to currency exchange rate fluctuations. We are also exposed to other risks of international operations, including:

         o increased governmental ownership and regulation of the economy in the markets where we operate;

         o inflation and adverse economic conditions stemming from governmental attempts to reduce inflation, such as imposition of higher interest rates and wage and price controls;

         o increased trade barriers, such as higher tariffs and taxes on imports of agricultural commodities and commodity products;

         o     exchange controls or other currency restrictions;

         o     civil unrest or significant political instability;

         o expropriation, confiscatory taxation and nationalization of our assets located in the markets where we operate; and

         o     governmental policies limiting returns to foreign investors.

         In fiscal 2001, our foreign operations accounted for less than 7% of our revenues. A substantial portion of these revenues were derived from our operations in Argentina. For fiscal 2001, revenues from operations in Argentina were $48.5 million, which accounted for 5.6% of our total revenues for such period. For fiscal 2001, net income from operations in Argentina was $4.5 million. For the six months ended December 31, 2001, revenues from operations in Argentina were $21.3 million, which accounted for 4.6% of our total revenue for such period. Recently, Argentina has been negatively affected by volatile economic and political conditions. In December 2001, the Argentine government announced that it would restrict bank account withdrawals and would not service its public sector debt. Furthermore, in early January 2002, the Argentine government abandoned its decade-old fixed peso-dollar exchange rate and created a dual exchange rate system. As a result of this abandonment of the fixed peso-dollar exchange rate system, the book value of our accounts receivables from our Argentine operations, at December 31, 2001, we recorded a $1.8 million foreign currency transaction loss on our dollar-denominated accounts receivable and reduced our stockholders' equity by an additional $24.2 million due to foreign currency translation related to our net investment in our Argentine subsidiary. The Argentine government has also recently announced its intent to impose a 20% tax on oil exports effective March 1, 2002 or other taxes on production that would produce comparable tax revenues.

         We believe that all of these events will negatively affect oil production in Argentina, and accordingly will have a negative effect on demand for our services. The economic conditions in Argentina continue to be unstable and further devaluation of the Argentine peso may occur. We continue to evaluate the structure of our operations in Argentina, but we are currently unable to predict the effects that further instability in Argentina will have on our financial position.

WE HISTORICALLY HAVE EXPERIENCED A HIGH EMPLOYEE TURNOVER RATE. ANY DIFFICULTY WE EXPERIENCE REPLACING OR ADDING WORKERS COULD ADVERSELY AFFECT OUR BUSINESS.

         We historically have experienced an annual employee turnover rate of over 50%. The high turnover rate is caused by the nature of the work, which is physically demanding and performed outdoors. As a result, workers may choose to pursue employment in fields that offer a more desirable work environment at wage rates that are competitive with ours. We cannot assure that at times of high demand we will be able to retain, recruit and train an adequate number of workers. Potential inability or lack of desire by workers to commute to our facilities and job sites and competition for workers from other industries are factors that could affect our ability to attract and retain workers. We believe that our wage rates are competitive with the wage rates of our competitors and other potential employers. A significant increase in the wages other employers pay could result in a reduction in our workforce, increases in our wage rates, or both. Either of these events could diminish our profitability and growth potential.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY LAWS AND REGULATIONS THAT EXPOSE US TO POTENTIAL LIABILITY.

         Our operations are regulated under a number of foreign, federal, state and local laws that govern, among other things, the handling, storage and disposal of waste materials, some of which are classified as hazardous substances, and the discharge of hazardous materials into the environment. Our operations are subject to stringent regulations relating to protection of the environment and waste handling. In addition to liability for our own noncompliance, these regulations may expose us to liability for noncompliance of other parties, without regard to whether we were negligent. Sanctions for noncompliance with applicable environmental laws and regulations may include administrative, civil and criminal penalties, revocation of permits and corrective action orders. Furthermore, we may be liable for costs for environmental clean-up at currently or previously owned or operated properties or off-site locations where we sent, disposed of, or arranged for disposal of hazardous materials. Compliance with existing laws or regulations, the adoption of new laws or regulations or the more vigorous enforcement of environmental laws or regulations could have a material adverse effect on our operations by increasing our expenses and limiting our future business opportunities.

WE HAVE A SIGNIFICANT AMOUNT OF INDEBTEDNESS AND COULD INCUR ADDITIONAL INDEBTEDNESS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS PROSPECTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR OUTSTANDING INDEBTEDNESS.

         We had approximately $403.7 million of long-term indebtedness outstanding at December 31, 2001. We are permitted under the indentures governing our public debt securities to incur additional debt, subject to certain limitations. If we incur additional debt, our increased leverage could, for example:

         o make it more difficult for us to satisfy our obligations under our public debt securities or other indebtedness and, if we fail to comply with the requirements of the other indebtedness, that failure could result in an event of default on our public debt securities or such other indebtedness;

         o require us to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

         o limit our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         o detract from our ability to successfully withstand a downturn in our business or the economy generally; and

         o place us at a competitive disadvantage against less leveraged competitors.

         If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase.

WE MAY NOT BE ABLE TO GENERATE SIGNIFICANT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.

         Our ability to make payments on and to refinance our indebtedness, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

         We cannot assure you that our business will generate sufficient cash flow from operations to service our outstanding indebtedness, that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our existing indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility, on commercially reasonable terms or at all.

OUR DEBT INSTRUMENTS IMPOSE RESTRICTIONS ON US THAT MAY AFFECT OUR ABILITY TO SUCCESSFULLY OPERATE OUR BUSINESS.

         Our credit facility and the terms of the indentures for our public debt securities limit our ability to take various actions, such as:

         o     incurring additional indebtedness;

         o     paying dividends;

         o     repurchasing junior indebtedness;

         o     making investments;

         o     entering into transactions with affiliates;

         o     merging or consolidating with other entities; and

         o     selling all or substantially all of our assets.

         In addition, our credit facility requires us to maintain certain financial covenant ratios and satisfy certain financial condition tests, several of which become more restrictive over time and may require us to take action to reduce our debt or take some other action in order to comply with them. These restrictions also could limit our ability to obtain future financings, make needed capital expenditures, withstand a downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We also may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our credit facility and the indentures.

         WE HAVE PURSUED, AND CONTINUE TO PURSUE STRATEGIC ACQUISITIONS. OUR BUSINESS MAY BE ADVERSELY AFFECTED IF WE CANNOT EFFECTIVELY INTEGRATE ACQUIRED OPERATIONS.

         A component of our strategy may include acquiring complementary businesses. Acquisitions involve a number of risks and challenges including:

         o     our ability to integrate acquired operations;

         o potential loss of key employees and customers of the acquired companies; and

         o     an increase in our expenses and working capital requirements.

         Any of these factors could adversely affect our ability to achieve anticipated levels of earnings and cash flow from acquisitions or realize other anticipated benefits. Furthermore, competition from other potential buyers could reduce our acquisition opportunities or cause us to pay a higher price than we otherwise might pay.

         THE TRADING PRICE OF OUR SECURITIES COULD BE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

         The trading price of our common stock has been volatile. Factors such as announcements of fluctuations in our or our competitors' operating results and market conditions for oil and gas related stocks in general could have a significant impact on the future trading prices of our securities. In particular, the trading price of the common stock of many oil and gas companies has experienced extreme price and volume fluctuations, which have at times been unrelated to the operating performance of such companies whose stocks were affected. In addition, the trading prices of our securities could be subject to significant fluctuations in response to variations in our prospects and operating results, which may in turn be affected by weakness in oil prices, changes in interest rates and other factors. There can be no assurance that these factors will not have an adverse effect on the trading prices of our securities.

                           FORWARD-LOOKING STATEMENTS

         The statements made in this prospectus or in the documents we have incorporated by reference that are not statements of historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements generally can be identified by the use of words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or similar expressions.

         Although we believe that the expectations in our forward-looking statements are reasonable, we cannot give any assurance that those expectations will be correct. Our operations are subject to numerous uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

         Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include:

         o fluctuations in world-wide prices and demand for oil and natural gas;

         o fluctuations in level of oil and natural gas exploration and development activities;

         o fluctuations in the demand for well servicing, contract drilling and ancillary oilfield services;

         o the existence of competitors, technological changes and developments in the industry;

         o the existence of operating risks inherent in the well servicing, contract drilling and ancillary oilfield services industries; and

         o general economic conditions, the existence of regulatory uncertainties, and the possibility of political instability in any of the countries in which we do business, in addition to other matters discussed herein.

         Other factors that could cause actual results to differ materially from our expectations are discussed under the heading "Risk Factors."

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                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-4 (registration no. 333-_____) with the SEC with respect to the securities we are offering. This prospectus is a part of that registration statement, however it does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make those statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings, including the registration statement, are available to the public over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

         SEC rules allow us to "incorporate by reference" in this prospectus the information we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before we sell all of the securities offered through this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we sell all of the securities covered by this prospectus:

     o Annual Report on Form 10-K for the year ended June 30, 2001, as amended;

     o Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and December 31, 2001;

     o Current Reports on Form 8-K filed with the SEC on November 26, 2001, December 19, 2001, February 20, 2002, February 27, 2002 and March 1, 2002; and

     o The description of our common stock contained in the registration statement on Form 8-A dated March 27, 1998, including any amendments or reports that have been filed to update the description.

         You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Key Energy Services, Inc.
400 South River Road
New Hope, Pennsylvania 18938
Attn:  General Counsel
(215) 862-7900


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                SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

         In general, the persons to whom we issue securities under this prospectus will be able to resell those securities in the public markets without further registration and without being required to deliver a prospectus. However, certain persons who receive large blocks of our securities may want to resell those securities in distributions that would require the delivery of a prospectus. This prospectus may be used for those resales. However, no person who receives the securities covered by this prospectus will be authorized to use this prospectus for an offer of those securities without first obtaining our consent. We may limit our consent to a specified time period and subject our consent to certain limitations and conditions, which may vary by agreement. We will provide the information identifying any people reselling securities acquired under this prospectus and will disclose information about them and the securities they are reselling in a supplement to this prospectus as may then be required by the Securities Act and the rules of the SEC.

         We will not receive any of the proceeds from the resale of the securities by selling security holders. The selling security holders may resell all or a portion of the securities beneficially owned by them on any exchange or market on which the purchased securities are listed or quoted, on terms to be determined at the times of the sales. The selling security holders also may make private sales directly or through a broker. Alternatively, any of the selling security holders may offer securities purchased under this prospectus through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling security holders.

         The specific amount of the securities being offered or sold, the names of the selling security holders, the purchase prices and public offering prices, the name of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer or sale will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement.

         To comply with state securities laws, the securities covered by this prospectus will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold at all unless they have been offered or qualified for sale in those states or an exemption from the registration or qualification requirement is available.

         The selling security holders and any brokers, dealers, agents or underwriters that participate with the selling security holders in the distribution of the securities offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the resale of the securities sold under this prospectus and purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We and the selling security holders may agree to indemnify each other against certain liabilities arising under the Securities Act. We may pay all expenses related to the offer and sale of the securities they sell under this prospectus, other than selling commissions and fees.

                         DESCRIPTION OF DEBT SECURITIES

         The debt securities will be:

         o   our direct unsecured or secured general obligations;

         o   either senior debt securities or subordinated debt securities; and

         o   issued under one or more separate indentures.

         Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Senior debt securities and subordinated debt securities may be guaranteed by certain of our subsidiaries. The debt securities issued may be convertible into shares of our common stock, preferred stock or warrants.

         We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary, we have included references to section numbers of the Indentures so that you can easily locate those provisions. Capitalized terms used in this summary have the meanings used in the Indentures.

GENERAL

         We are a holding company that conducts substantially all operations through our subsidiaries. Holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including trade creditors, debt holders, secured creditors, taxing authorities, guaranty holders and any preferred stockholders. At December 31, 2001, we did not have any outstanding preferred stock and we and our subsidiaries had approximately
$403.7 million of outstanding long-term debt.

         o The Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. (Section 301)

         o Debt securities may be issued in one or more series, each in an aggregate principal amount we authorize before issuance, and may be in any currency or currency unit that we may designate. (Section 301)

         o Debt securities of a series may be issued in registered or global form. (Sections 201 and 203)

         o The Indentures do not limit the amount of other unsecured debt or securities that we can issue.

         o The senior debt securities will rank equally with all of our other senior debt.

         o The subordinated debt securities will have a junior position to all of our senior debt. (Section 1301)

         A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o     the title and type of debt securities being offered;

         o     the total principal amount of debt securities being offered;

         o the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

         o     the interest rate;

         o     the date from which interest will accrue;

         o     the interest payment dates;

         o     any optional redemption periods;

         o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

         o whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

         o     events causing acceleration of maturity;

         o any provisions granting special rights to holders when specified events occur;

         o     any changes to or additional events of default or covenants;

         o     any special tax implications of the debt securities; and

         o     any other terms of the debt securities. (Section 301)

GUARANTEES

         o Debt securities may be guaranteed by some, but not all, of our subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us.

         o     The guarantees will be general obligations of each guarantor.

         o The guarantors will jointly and severally guarantee any of our guaranteed debt securities.

         o The obligations of each guarantor under any guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

         o A guarantor may not consolidate with or merge into another company unless the surviving company assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist.

DENOMINATIONS

         The debt securities will be issued in denominations of $1,000 or multiples thereof. (Section 302)

SUBORDINATION

         Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities generally will be subordinated and junior in right of payment to the prior payment in full of all senior debt. The subordinated indenture provides that no payment of principal, interest and or premium on the subordinated debt securities may be made in the event:

         o of any insolvency, bankruptcy or similar proceeding involving us or our property; or

         o we fail to pay the principal, interest, any premium or any other amounts on any senior debt when due. (Sections 1301 and
               1303)

         The subordinated indenture will not limit the amount of senior debt that we may incur.

         Senior Indebtedness is defined to include all our secured and unsecured direct or contingent liabilities and obligations, including our guarantees for money we borrow, which is not expressed to be subordinate to or junior in right of, payment to any of our other indebtedness, but does not include our intercompany indebtedness, our trade payables and our tax liabilities.

EVENTS OF DEFAULT

         The following are Events of Default under each Indenture:

         o failure to pay principal or any premium on any debt security when due;

         o failure to pay any interest on any debt security when due, continued for 30 days;

         o failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

         o failure to perform any other covenant in the Indenture that continues for 90 days after written notice;

         o        certain events of bankruptcy, insolvency or reorganization;
                  and

         o any other event of default as may be specified in the supplemental indenture with respect to debt securities of such series. (Section 501)

         An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the Trustee considers the withholding of notice to be in the best interest of the holders. (Section 602)

ACCELERATION OF DEBT UPON AN EVENT OF DEFAULT

         If an Event of Default occurs either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities may declare the principal amount of all the debt securities of the applicable series to be due and payable immediately. (Section 502) If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of a series of debt securities can void the declaration. These conditions include the requirement that we have paid or deposited with the Trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. (Section 502)

         If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either Trustee or any holder. (Section
502)

         Depending on the terms of our indebtedness, an Event of Default under an Indenture may cause a cross default on our other indebtedness.

DUTIES OF TRUSTEE

         Other than its duties in the case of default, the Trustee is not obligated to exercise any of its rights or powers under either Indenture at the request, order or direction of any holders unless the holders offer the Trustee reasonable indemnity. (Section 603)

         If the holders provide reasonable indemnification, the holders of a majority of principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee for any series of debt securities. (Section 512)

COVENANTS

         Under the Indentures, we will:

         o pay the principal, interest and premium, if any, on the debt securities when due;

         o        maintain a place of payment;

         o deliver a report to the Trustee at the end of each fiscal year reviewing our obligations under the Indentures; and

         o deposit sufficient funds with any payment agent on or before the due date for the payment of any principal, interest or premium, if any. (Sections 1001, 1002, 1003 and 1005)

MODIFICATION OF INDENTURES

         Each Indenture provides that we and the Trustee may, without the consent of any holders of debt securities, enter into supplemental debt indentures for the purposes, among other things, of:

         o        adding to our covenants;

         o        adding additional events of default;

         o changing or eliminating any provisions of the indentures so long as there are no holders entitled to the benefit of the provisions;

         o establishing the form or terms of any series of debt securities; or

         o curing ambiguities, defects or inconsistencies in the Indentures or making any other provisions with respect to matters or questions arising under the Indentures.

         With specific exceptions, the Indentures or the rights of the holders of the debt securities may be modified by us and the Trustee with the consent of the holders of a majority of the outstanding principal amount of the debt securities of each series affected by the modification, but no modification may be made without the consent of the holders of each outstanding debt security affected which would:

o change the maturity of any payment of principal of, or any premium on, or any installment of interest on any debt security;

o        change the terms of any sinking fund with respect to any debt security;

o reduce the principal amount of, or the interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

o change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

o impair the right to sue for the enforcement of any payment on or with respect to any debt security; or

o reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental debt indenture, any waiver of compliance with provisions the Indenture or specific defaults and their consequences provided for in the Indentures, or otherwise modify the sections in the Indentures relating to these consents.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         Each Indenture generally permits a consolidation or merger between us and another company. They also permit us to sell all or substantially all of our property and assets. If this happens, the remaining or acquiring company will assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the Indentures. (Sections 801 and 802)

         We will only consolidate or merge with or into another company or sell all or substantially all of our assets according to the terms and conditions of the Indentures. The remaining or acquiring company will assume our obligations under the Indentures with the same effect as if it had been an original party to the Indentures and we shall be released from all our liabilities and obligations under either Indenture and any debt securities. (Sections 801 and 802) Thereafter, the successor company may exercise our rights and powers under either Indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor company.

DISCHARGE AND DEFEASANCE

         We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations to register the transfer or exchange of the debt securities, if:

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

         o all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

o all debt securities of that series have become due and payable or will become due and payable, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

         To exercise our right to be discharged, we must deliver the following to the applicable trustee:

o an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such option and will be subject to U.S. federal income tax on the same; and

o an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

         In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

o we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

o we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

         If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

o        register the transfer or exchange of debt securities;

o        replace stolen, lost or mutilated debt securities; and

o        maintain paying agencies and hold moneys for payment in trust.

         Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

PAYMENT AND PAYING AGENTS

         Principal, interest and premium, if any, on fully registered securities will be paid at designated places. Payment will be made by check mailed to the person in whose name the debt securities are registered on the day specified in the Indentures or any prospectus supplement. Payments in other forms will be paid at a place designated by us and specified in a prospectus supplement. (Section 307)

         Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by us for such purposes without the payment of any service charge except for any tax or governmental charge. (Section 1002)

GLOBAL SECURITIES

         The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                          DESCRIPTION OF CAPITAL STOCK

         As of December 31, 2001, our authorized capital stock was 200,000,000 shares, which may be issued as either shares of common stock or up to 15,169,320 of which may be issued as shares of preferred stock. As of that date, we had 107,955,279 shares of common stock outstanding and no shares of preferred stock outstanding.

COMMON STOCK

         LISTING. Our common stock is listed on the New York Stock Exchange under the symbol "KEG."

         DIVIDENDS. Common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form. However, certain of our existing debt agreements contain covenants that currently restrict us from paying dividends. Additionally, in certain cases, common stockholders may not receive dividends until we have satisfied our obligations to any preferred stockholders.

         FULLY PAID. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

         VOTING RIGHTS. Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

         OTHER RIGHTS. We will notify common stockholders of any stockholders' meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

         TRANSFER AGENT AND REGISTRAR. Our transfer agent and registrar is American Stock Transfer & Trust Company, New York, New York.

PREFERRED STOCK

         Our board of directors can, without approval of our stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock and the terms and conditions of issue.

         If we offer preferred stock, the specific terms will be described in a prospectus supplement, including:

    o the specific designation, number of shares, seniority and purchase price;

    o    any liquidation preference per share;

    o    any date of maturity;

    o    any redemption, repayment or sinking fund provisions;

    o any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

    o    any voting rights;

    o if other than the currency of the United States, the currency or currencies including composite currencies in which such preferred stock is denominated and/or in which payments will or may be payable;

    o the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

    o whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

    o the place or places where dividends and other payments on the preferred stock will be payable; and

    o any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

         All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

         The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

         In some cases, the issuance of preferred stock could delay a change in control of us and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders.

                             DESCRIPTION OF WARRANTS

         We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants.

         If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

         The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

         o        the title of the warrants;

         o        the securities into which the warrants are exercisable;

         o        the exercise price;

         o        the aggregate number of warrants to be issued;

         o the principal amount of securities purchasable upon exercise of each warrant;

         o        the price or prices at which each warrant will be issued;

         o        the procedures for exercising the warrants;

         o        the date upon which the exercise of warrants will commence;
                  and

         o the expiration date, and any other material terms of the warrants.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the common stock, debt securities, preferred stock and warrants will be passed upon by Porter & Hedges, L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements and schedule of Key Energy Services, Inc. and subsidiaries as of June 30, 2001 and 2000, and for each of the years in the three-year period ended June 30, 2001, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 2-418 of the Maryland General Corporation Law provides that a corporation may indemnify any director made a party to any proceeding against judgments, penalties, fines, settlements and reasonable expenses, unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was a result of deliberate dishonesty, (ii) the director actually received an improper personal benefit or
(iii) in a criminal proceeding, the director had reasonable cause to believe the act or omission was unlawful. A director may not be indemnified in any proceeding charging improper personal benefit was improperly received and, in a derivative action, there shall not be indemnification if a director has been adjudged liable to the corporation. A director or officer of a corporation who has been successful in the defense of any proceeding shall be indemnified against reasonable costs incurred in such defense. Indemnification may not be made unless authorized for a specific proceeding after determination by the board of directors, special legal counsel or the stockholders that indemnification is permissible because the director has met the requisite standard of conduct.

         Article Seventh of the Company's Amended and Restated Articles of Incorporation, as amended (the "Charter"), provides that the Company shall indemnify (i) its directors and officers, whether serving the Company or at its request any other entity, to the full extent required or permitted by the Maryland law, including the advance of expenses under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent permitted by law. The foregoing rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by the Maryland law. Furthermore, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except to the extent that exculpation from liability is not permitted under the Maryland law as in effect when such breach occurred. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the limitations on liability provided to directors and officers with respect to acts or omissions occurring prior to such amendment or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits



     EXHIBIT NO.                   DESCRIPTION
--------------------    ------------------------------------------------------------------------
          *4.1          -- Form of Senior Indenture
          *4.2          -- Form of Subordinated Indenture
          *5.1          -- Opinion of Porter & Hedges, L.L.P.
         *12.1          -- Statement Regarding Computation of Ratio of Earnings to Fixed Charges
          23.1          -- Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
         *23.2          -- Consent of KPMG LLP
          24.1          -- Power of Attorney (included on signature page)
          24.2          -- Power of Attorney for Guarantors (included on signature page)
         +25.1          -- Statement of Eligibility of Trustee on Form T-1


---------------
* Filed herewith.

+ The Company will file as an exhibit to a current report on Form 8-K any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the applicable trustee.

ITEM 22. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                                    (i)      to include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933;

                                    (ii)     to reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of this
                                             registration statement (or the
                                             most recent post-effective
                                             amendment thereof) which,
                                             individually or in the aggregate,
                                             represent a fundamental change in
                                             the information set forth in the
                                             registration statement; provided,
                                             however, that notwithstanding the
                                             foregoing, any increase or
                                             decrease in volume of securities
                                             offered (if the total dollar value
                                             of securities offered would not
                                             exceed that which was registered)
                                             and any deviation from the low or
                                             high end of the estimated maximum
                                             offering range may be reflected in
                                             the form of prospectus filed with
                                             the Securities and Exchange
                                             Commission pursuant to Rule 424(b)
                                             if, in the aggregate, the changes
                                             in volume and price represent no
                                             more than a 20% change in the
                                             maximum aggregate offering price
                                             set forth in the "Calculation of
                                             Registration Fee" table in the
                                             effective registration statement;
                                             and

                                    (iii)    to include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change
                                             to such information in the
                                             registration statement;

                                    provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to
                                    Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                           (6) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective; provided, however, that where the transaction in which the securities are being offered pursuant to the registration statement under the Securities Act of 1933 would itself qualify for an exemption from
                                    Section 5 of the Securities Act of 1933, absent the existence of other similar (prior or subsequent) transactions, a prospectus supplement could be used to furnish the information necessary in connection with such transaction.

                           (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                           (8) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                           (9) That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes if determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (10)     To supply means of a post-effective
                                    amendment all information concerning a
                                    transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective, except to the extent the staff of the Commission has stated it is not necessary that the information be supplied by means of a post-effective amendment.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Key Energy Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Pennsylvania on March 6, 2002.

                                                KEY ENERGY SERVICES, INC.

                                       By: /s/ FRANCIS D. JOHN
                                           -------------------------------------
                                                      Francis D. John,
                                              Chairman of the Board, President
                                                and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of Key Energy Services, Inc. hereby severally constitutes and appoints Francis D. John and Jack D. Loftis, Jr., and each of them, as true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with the filing of this registration statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.


                SIGNATURES                               TITLE                                     DATE
       ----------------------------          --------------------------------                 --------------

          /s/ FRANCIS D. JOHN
       ----------------------------          Chairman of the Board, President                  March 6, 2002
              Francis D. John                and Chief Executive Officer
                                             (Principal Executive Officer)

         /s/ DAVID J. BREAZZANO
       ----------------------------          Director                                          March 6, 2002
            David J. Breazzano


         /s/ KEVIN P. COLLINS
       ----------------------------          Director                                          March 6, 2002
             Kevin P. Collins


         /s/ WILLIAM D. FERTIG
       ----------------------------          Director                                          March 6, 2002
             William D. Fertig


         /s/ W. PHILLIP MARCUM
       ----------------------------          Director                                          March 6, 2002
             W. Phillip Marcum


         /s/ J. ROBINSON WEST
       ----------------------------          Director                                          March 6, 2002
             J. Robinson West


         /s/ MORTON WOLKOWITZ
       ----------------------------          Director                                          March 6, 2002
             Morton Wolkowitz


         /s/ ROYCE W. MITCHELL
       ----------------------------          Chief Financial Officer and                       March 6, 2002
             Royce W. Mitchell               Chief Accounting Officer


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, each Guarantor certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hope, State of Pennsylvania on March 6, 2002.

                                    BROOKS WELL SERVICING, INC., DAWSON
                                    PRODUCTION ACQUISITION CORP., DAWSON
                                    PRODUCTION MANAGEMENT, INC., DAWSON
                                    PRODUCTION TAYLOR, INC., KALKASKA OILFIELD
                                    SERVICES, INC., KEY ENERGY DRILLING, INC.,
                                    KEY ENERGY SERVICES -- CALIFORNIA, INC., KEY
                                    ENERGY SERVICES -- SOUTH TEXAS, INC., KEY
                                    FOUR CORNERS, INC., KEY ROCKY MOUNTAIN,
                                    INC., ODESSA EXPLORATION INCORPORATED,
                                    WATSON OILFIELD SERVICE & SUPPLY, INC.,
                                    WELL-CO OIL SERVICE, INC., WELLTECH
                                    EASTERN, INC., WELLTECH MID-CONTINENT, INC.,
                                    AND YALE E. KEY, INC.


                            By:  /s/ JACK D. LOFTIS, JR.
                                ------------------------------------------------
                                       Jack D. Loftis, Jr., Vice President

                                        DAWSON PRODUCTION PARTNERS, L.P.

                            By:        DAWSON PRODUCTION MANAGEMENT, INC.
                                ------------------------------------------------
                                            AS SOLE GENERAL PARTNER

                            By:  /s/ JACK D. LOFTIS, JR.
                                ------------------------------------------------
                                       Jack D. Loftis, Jr., Vice President


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-4 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and directors of the Guarantors hereby severally constitutes and appoints Francis D. John and Jack D. Loftis, Jr., and each of them, as true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with the filing of this registration statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.



                                               BROOKS WELL SERVICING, INC.

           /s/ JOE EUSTACE
       ----------------------------            President (Principal Executive                March 6, 2002
               Joe Eustace                                Officer)


         /s/ FRANCIS D. JOHN
       ----------------------------                       Director                           March 6, 2002
             Francis D. John


        /s/ ROYCE W. MITCHELL
       ----------------------------              Vice President (Principal                   March 6, 2002
            Royce W. Mitchell                        Financial Officer)


        /s/ PHILLIP M. BURCH
       ----------------------------             Vice President and Treasurer                 March 6, 2002
            Phillip M. Burch                   (Principal Accounting Officer)




                                            DAWSON PRODUCTION ACQUISITION CORP.


        /s/ JOAN L. DOBRZYNSKI                President and Director (Principal                March 6, 2002
       ----------------------------                    Executive Officer)
            Joan L. Dobrzynski


        /s/ VICTORIA L. GARRETT
       ----------------------------                         Director                           March 6, 2002
            Victoria L. Garrett


       /s/ FRANCIS B. JACOBS, II
       ----------------------------              Vice President, Treasurer and                 March 6, 2002
           Francis B. Jacobs, II                 Director (Principal Accounting
                                                            Officer)

         /s/ ROYCE W. MITCHELL
       ----------------------------                Vice President (Principal                   March 6, 2002
             Royce W. Mitchell                         Financial Officer)




                                            DAWSON PRODUCTION MANAGEMENT, INC.

          /s/ FRANCIS D. JOHN
       ----------------------------            President and Director (Principal               March 6, 2002
              Francis D. John                          Executive Officer)


         /s/ ROYCE W. MITCHELL
       ----------------------------               Vice President and Treasurer                 March 6, 2002
             Royce W. Mitchell                  (Principal Financial Officer and
                                                 Principal Accounting Officer)




                                             DAWSON PRODUCTION PARTNERS, L.P.
                              BY: DAWSON PRODUCTION MANAGEMENT, INC. AS SOLE GENERAL PARTNER

          /s/ FRANCIS D. JOHN
       ----------------------------            President and Director (Principal               March 6, 2002
              Francis D. John                          Executive Officer)


         /s/ ROYCE W. MITCHELL
       ----------------------------               Vice President and Treasurer                 March 6, 2002
             Royce W. Mitchell                  (Principal Financial Officer and
                                                 Principal Accounting Officer)




                                              DAWSON PRODUCTION TAYLOR, INC.


        /s/ JOAN L. DOBRZYNSKI                 President and Director (Principal               March 6, 2002
       ----------------------------                    Executive Officer)
            Joan L. Dobrzynski


        /s/ VICTORIA L. GARRETT
       ----------------------------                         Director                           March 6, 2002
            Victoria L. Garrett


        /s/ FRANCIS B. JACOBS, II
       ----------------------------              Vice President, Treasurer and                 March 6, 2002
           Francis B. Jacobs, II                 Director (Principal Accounting
                                                            Officer)

         /s/ ROYCE W. MITCHELL
       ----------------------------                Vice President (Principal                   March 6, 2002
             Royce W. Mitchell                         Financial Officer)




                                             KALKASKA OILFIELD SERVICES, INC.

            /s/ PHIL ALTMAN
       ----------------------------              President (Principal Executive                March 6, 2002
                Phil Altman                                 Officer)

          /s/ FRANCIS D. JOHN
       ----------------------------                         Director                           March 6, 2002
              Francis D. John


         /s/ ROYCE W. MITCHELL
       ----------------------------                Vice President (Principal                   March 6, 2002
             Royce W. Mitchell                         Financial Officer)


         /s/ Phillip M. Burch
       ----------------------------               Vice President and Treasurer                 March 6, 2002
             Phillip M. Burch                    (Principal Accounting Officer)


                               KEY ENERGY DRILLING, INC.


   /s/ STEVEN A. RICHARDS        President (Principal Executive          March 6, 2002
------------------------------            Officer)
      Steven A. Richards


   /s/ FRANCIS D. JOHN                     Director                      March 6, 2002
------------------------------
       Francis D. John


  /s/ ROYCE W. MITCHELL              Vice President (Principal           March 6, 2002
------------------------------           Financial Officer)
      Royce W. Mitchell


   /s/ PHILLIP M. BURCH            Vice President and Treasurer          March 6, 2002
------------------------------    (Principal Accounting Officer)
       Phillip M. Burch


                        KEY ENERGY SERVICES -- CALIFORNIA, INC.



  /s/ JAMES D. FLYNT               (President (Principal           March 6, 2002
------------------------------       Executive Officer)
      James D. Flynt


   /s/ FRANCIS D. JOHN                   Director                  March 6, 2002
------------------------------
       Francis D. John


   /s/ ROYCE W. MITCHELL                Vice President             March 6, 2002
------------------------------  (Principal Financial Officer)
      Royce W. Mitchell


  /s/ PHILLIP M. BURCH            Vice President and Treasurer     March 6, 2002
------------------------------   (Principal Accounting Officer)
     Phillip M. Burch


                       KEY ENERGY SERVICES -- SOUTH TEXAS, INC.


     /s/ JOE EUSTACE             President (Principal Executive      March 6, 2002
------------------------------              Officer)
         Joe Eustace


    /s/ FRANCIS D. JOHN                      Director                March 6, 2002
------------------------------
       Francis D. John


   /s/ ROYCE W. MITCHELL                  Vice President             March 6, 2002
------------------------------   (Principal Financial Officer)
      Royce W. Mitchell


  /s/ PHILLIP M. BURCH            Vice President and Treasurer       March 6, 2002
------------------------------   (Principal Accounting Officer)
     Phillip M. Burch


                                 KEY FOUR CORNERS, INC.



    /s/ RON FELLABAUM            President (Principal              March 6, 2002
------------------------------    Executive Officer)
        Ron Fellabaum


   /s/ FRANCIS D. JOHN                 Director                    March 6, 2002
------------------------------
       Francis D. John


   /s/ ROYCE W. MITCHELL         Vice President (Principal         March 6, 2002
------------------------------      Financial Officer)
       Royce W. Mitchell


  /s/ PHILLIP M. BURCH            Vice President and Treasurer     March 6, 2002
------------------------------  (Principal Accounting Officer)
      Phillip M. Burch


                             KEY ROCKY MOUNTAIN, INC.



   /s/ JACK HARTNETT             President (Principal Executive      March 6, 2002
------------------------------              Officer)
       Jack Hartnett


   /s/ FRANCIS D. JOHN                       Director                March 6, 2002
------------------------------
      Francis D. John


  /s/ ROYCE W. MITCHELL           Vice President (Principal          March 6, 2002
------------------------------        Financial Officer)
      Royce W. Mitchell


   /s/ PHILLIP M. BURCH           Vice President and Treasurer       March 6, 2002
------------------------------   (Principal Accounting Officer)
      Phillip M. Burch


                           ODESSA EXPLORATION INCORPORATED


   /s/ BRUCE LOWE                           President                  March 6, 2002
------------------------------      and Treasurer (Principal
       Bruce Lowe                Executive Officer and Principal
                                        Accounting Officer)

    /s/ FRANCIS D. JOHN                      Director                  March 6, 2002
------------------------------
       Francis D. John


  /s/ ROYCE W. MITCHELL              Vice President (Principal         March 6, 2002
------------------------------           Financial Officer)
      Royce W. Mitchell


                     WATSON OILFIELD SERVICE & SUPPLY, INC.



   /s/ JACK HARTNETT             President (Principal Executive        March 6, 2002
------------------------------              Officer)
       Jack Hartnett


   /s/ FRANCIS D. JOHN                       Director                  March 6, 2002
------------------------------
      Francis D. John


  /s/ ROYCE W. MITCHELL             Vice President (Principal          March 6, 2002
------------------------------   Financial Officer) and Director
     Royce W. Mitchell


  /s/ PHILLIP M. BURCH            Vice President and Treasurer         March 6, 2002
------------------------------   (Principal Accounting Officer)
     Phillip M. Burch


                             WELL-CO OIL SERVICE, INC.



  /s/ JAMES J. BYERLOTZER        President (Principal Executive        March 6, 2002
------------------------------              Officer)
     James J. Byerlotzer


  /s/ FRANCIS D. JOHN                       Director                   March 6, 2002
------------------------------
      Francis D. John

  /s/ ROYCE W. MITCHELL             Vice President (Principal          March 6, 2002
------------------------------         Financial Officer)
     Royce W. Mitchell


   /s/ MATT SIMMONS               Treasurer (Principal Accounting      March 6, 2002
------------------------------              Officer)
       Matt Simmons


                                 WELLTECH EASTERN, INC.



   /s/ MICHAEL R. FURROW         President (Principal Executive        March 6, 2002
------------------------------             Officer)
       Michael R. Furrow


   /s/ FRANCIS D. JOHN                     Director                    March 6, 2002
------------------------------
       Francis D. John


   /s/ ROYCE W. MITCHELL            Vice President (Principal          March 6, 2002
------------------------------         Financial Officer)
      Royce W. Mitchell


   /s/ PHILLIP M. BURCH           Vice President and Treasurer         March 6, 2002
------------------------------   (Principal Accounting Officer)
       Phillip M. Burch


                          WELLTECH MID-CONTINENT, INC.



   /s/ MICHAEL R. FURROW         President (Principal Executive        March 6, 2002
------------------------------              Officer)
     Michael R. Furrow


   /s/ FRANCIS D. JOHN                      Director                   March 6, 2002
------------------------------
      Francis D. John


   /s/ ROYCE W. MITCHELL             Vice President (Principal         March 6, 2002
------------------------------           Financial Officer)
      Royce W. Mitchell


     /s/ JAMES BURGE             Treasurer (Principal Accounting       March 6, 2002
------------------------------              Officer)
        James Burge


                                    EXHIBITS



  EXHIBIT NO.                                       DESCRIPTION
  -----------     --------------------------------------------------------------------------
       *4.1       -- Form of Senior Indenture
       *4.2       -- Form of Subordinated Indenture
       *5.1       -- Opinion of Porter & Hedges, L.L.P.
      *12.1       -- Statement Regarding Computation of Ratio of Earnings to Fixed Charges
       23.1       -- Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
      *23.2       -- Consent of KPMG LLP
       24.1       -- Power of Attorney (included on signature page)
       24.2       -- Power of Attorney for Guarantors (included on signature page)
      +25.1       -- Statement of Eligibility of Trustee on Form T-1



-------------------------

* Filed herewith.

+ The Company will file as an exhibit to a current report on Form 8-K any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the applicable trustee.